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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                         Pursuant to Section 13 of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 1997
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                           Cole National Corporation
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            (Exact name of registrant as specified in its charter)


    Delaware                       33-74228                   34-1453189
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(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)             Identification No.)
 incorporation)

         5915 Landerbrook Drive, Mayfield Heights, Ohio    44124
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         (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:  (216) 449-4100
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Item 5.     Other Events.
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            On August 21, 1997, the Board of Directors of Cole National
Corporation (the "Company") approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of August 22, 1995 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent"). The Company amended the Rights Agreement to make certain technical changes and to increase the exercise price of the Rights to $180.00 per one one-hundredth of a Preferred Share, subject to adjustment.

            The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

Item 7.     Financial Statements and Exhibits.
            ----------------------------------

            (c)   Exhibits.

                  4.1 Amendment No. 1, dated as of August 21, 1997, to the Rights Agreement, dated as of August 22, 1995, between Cole National Corporation and National City Bank, as Rights Agent.



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                                   SIGNATURE
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                COLE NATIONAL CORPORATION

Date:  August 22, 1997                         By: /s/ Wayne Mosley
                                                   ---------------------------
                                                   Wayne Mosley
                                                   Vice President






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                                 EXHIBIT INDEX
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Exhibit   Description of Exhibit
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4.1       Amendment No. 1, dated as of August 21, 1997, to the Rights
          Agreement, dated as of August 22, 1995, between the Company and National City Bank, as Rights Agent.







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